UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 29, 2017

J.W. Mays, Inc.
(Exact name of registrant as specified in its charter)

New York	1-3647	1059070
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9 Bond Street, Brooklyn, New York	11201-5805
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	718-624-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report Contains 3 Pages.

Section 5 – Corporate Governance and Management.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

At its special meeting on March 29, 2017, the Board of Directors (the "Board") of J.W. Mays, Inc. (the "Company"), upon recommendation of its Governance and Nominating Committee, elected Steven Gurney-Goldman to the Board.

The Board increased its size from six to seven members and elected Mr. Gurney-Goldman to fill the vacancy for an initial term expiring at the Annual Meeting of Shareholders to be held in November 2017.

The Board has determined that Mr. Gurney-Goldman satisfies the definitions of "independent director" under SEC rules and regulations and NASDAQ listing standards. Mr. Gurney-Goldman has been appointed to the Investment Advisory Committee of the Board.

Mr. Gurney-Goldman has been working at Solil Management, LLC since 2013. Solil Management was founded by Mr. Gurney-Goldman's grandfather, Sol Goldman. Mr. Gurney-Goldman has been working in the following areas at Solil Management: property management, retail leasing, real estate finance and acquisitions, and project development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. W. Mays, Inc.
(Registrant)

Dated: March 30, 2017	By: Mark Greenblatt
Mark Greenblatt
Executive Vice President
Principal Financial Officer